UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SIGMA DESIGNS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Supplement Dated March 21, 2018 to Proxy Statement Dated March 19, 2018

SPECIAL MEETING OF STOCKHOLDERS OF

SIGMA DESIGNS, INC. TO BE HELD ON APRIL 17, 2018

Sigma Designs, Inc. (“Sigma” or “we”) is furnishing this supplement dated March 21, 2018 to the proxy statement filed by Sigma with the Securities and Exchange Commission (“SEC”) on March 19, 2018, (the “proxy statement”), in connection with the special meeting of Sigma’s stockholders to be held on Tuesday, April 17, 2018, at 9:00 a.m. local time.

The following information supersedes any information in the proxy statement relevant to the applicable topic. Except as specifically set forth below, all information set forth in the proxy statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the proxy statement. Page references listed below are references to pages in the proxy statement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the proxy statement.

Unaudited Pro Forma Condensed Consolidated Balance Sheets of Sigma Designs, Inc. Giving Effect to the Asset Sale and the Wired Connectivity Sale As of October 28, 2017 (proxy statement, page 112)

The table referenced above contained typographical errors. The corrected table reads as follows:

Unaudited Pro Forma Condensed Consolidated Balance Sheets of Sigma Designs, Inc.

Giving Effect to the Asset Sale and the Wired Connectivity Sale

As of October 28, 2017

 (In thousands)

	As Reported	Pro Forma Adjustments for Asset Sale (E)	Other Pro Forma Adjustments for Asset Sale		Pro Forma	Pro Forma Adjustments for Wired Connectivity Sale (G)	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$69,219	$-	$240,000	A	$309,219	$23,464	$332,683
Restricted cash	325	-	-		325	(325)	-
Accounts receivable, net	19,628	(8,126)	-		11,502	(2,531)	8,971
Inventory	13,679	(9,331)	-		4,348	(373)	3,975
Prepaid expenses and other current assets	7,869	(520)	-		7,349	(551)	6,798
Total current assets	110,720	(17,977)	240,000		332,743	19,684	352,427

Software, equipment and leasehold improvements, net	18,135	(2,958)	-		15,177	(454)	14,723
Intangible assets, net	21,957	(866)	-		21,091	(1,288)	19,803
Goodwill	10,594	-	-		10,594	-	10,594
Deferred tax assets	741	(1,877)	-		(1,136)	(545)	(1,681)
Long-term investments	910	-	-		910	-	910
Other non-current assets	4,138	(1,139)	-		2,999	4,200	7,199
Intercompany and eliminating items	-	-	-		-	-	-
Total assets	$167,195	$(24,817)	$240,000		$382,378	$21,597	$403,975

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$14,478	$(5,420)	$-		$9,058	$(281)	$8,777
Accrued compensation and related benefits	10,020	(1,846)	-		8,174	(1,206)	6,968
Accrued liabilities	16,147	(3,815)	-		12,332	(467)	11,865
Total current liabilities	40,645	(11,081)	-		29,564	(1,954)	27,610

Income taxes payable	12,929	(1,407)	2,000	B	13,522	-	13,522
Deferred tax liabilities	287	-	-		287	-	287
Other long-term liabilities	5,439	(1,619)	-		3,820	(1,689)	2,131
Total liabilities	59,300	(14,107)	2,000		47,193	(3,643)	43,550

Commitments and contingencies

Shareholders' equity
Common stock and additional paid-in capital	518,248	-	-		518,248	-	518,248
Treasury stock	(88,336)	-	-		(88,336)	-	(88,336)
Accumulated other comprehensive loss	(891)	-	-		(891)	-	(891)
Accumulated deficit	(321,126)	-	227,290	C	(93,836)	25,240	(68,596)
Net Parent investment	-	(10,710)	10,710	D	-	-	-
Total shareholders' equity	107,895	(10,710)	238,000		335,185	25,240	360,425

Total liabilities and shareholders' equity	$167,195	$(24,817)	$240,000		$382,378	$21,597	$403,975

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements